EXHIBIT 99.1


                                                        NEWS RELEASE


Contact:  Paul S. Feeley                                For Release: Immediately
          SENIOR VICE PRESIDENT, TREASURER &
             CHIEF FINANCIAL OFFICER
          (617) 628-4000


                         CENTRAL BANCORP, INC. DECLARES
                       ITS REGULAR QUARTERLY CASH DIVIDEND

         SOMERVILLE, MASSACHUSETTS, July 20, 2006 - Central Bancorp, Inc. (NASDAQ Global MarketSM:CEBK) announced today that its Board of Directors declared its regular quarterly cash dividend of eighteen ($0.18) cents per share, payable on August 18, 2006, to stockholders of record as of August 4, 2006.
         The dividend represents the Company's 40th CONSECUTIVE distribution since implementing its cash dividend policy in October 1996.
         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.





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